Exhibit 99.1

News Release For Immediate Release September 10, 2018

Digirad Corporation Announces Conversion to Holding Company Structure

Will Acquire ATRM Holdings as an Initial “Kick-off” Transaction
Immediately Hires David Noble as COO

SUWANEE, GA – September 10, 2018 - Digirad Corporation (NASDAQ: DRAD) (“Digirad” or “DRAD”) announced today that its Board of Directors has approved the conversion of Digirad into a diversified holding company (“HoldCo”), and the acquisition of ATRM Holdings, Inc. (OTC: ATRM) (“ATRM”) as an initial “kick-off” transaction. In the transaction, ATRM stockholders will receive consideration consisting of 0.4 shares of Digirad common stock for each share of ATRM common stock, which is the approximate price ratio between the two stocks over the past year. This transaction represents an increase in DRAD’s share count of less than 5%. The transaction is expected to close in Q1 of 2019. Digirad will issue today a presentation describing the anticipated benefits of the diversified holding company structure, and the acquisition of ATRM, which will be posted under the “Investors” tab of the Digirad website and filed as an exhibit on Form 8-K with the SEC.

HoldCo’s team (after the ATRM acquisition) will include Jeff Eberwein (Chairman), Matt Molchan (CEO of Healthcare Imaging Division), Dan Koch (CEO of Modular Building Division), David Noble (Chief Operating Officer), Steve Clark (Chief Financial Officer), and Hannah Bible (General Counsel and Chief Compliance Officer). Mr. Noble, who was appointed to the position of Chief Operating Officer of Digirad on September 1, 2018, will report directly to the Board of Directors of Digirad. A more detailed description of Mr. Noble’s background is provided below.

Digirad and ATRM have entered into a non-binding letter of intent relating to Digirad’s acquisition of ATRM. The transaction will be subject to, among other things, ATRM becoming current with its SEC filings and the negotiation and execution of definitive documentation. The transaction was approved by Digirad and ATRM, respectively, by a special committee of independent directors of each company. The Digirad Special Committee was advised by Oberon Securities, LLC.

Digirad believes that converting into a diversified holding company with a shared services center will create tremendous value for Digirad stockholders, both immediately and over the long-term, because the conversion is projected to: 1) be immediately accretive, 2) improve future revenue, cash flow, and earnings growth, and 3) create a platform for bolt-on acquisitions and other growth opportunities.

Transaction Highlights:*

•	Growth and acquisition opportunities: HoldCo structure creates a platform for future bolt-on acquisitions and additional growth opportunities
•	Management and operations: Improved operating and financial performance due to operating CEOs focusing on the operating businesses and growth opportunities
•	Anticipated cost savings of $3 to $5 million or more from the formation of HoldCo and the shared services center
•	Anticipate up to 100% increase in Adjusted EBITDA and up to 142% increase in Free Cash Flow with less than a 5% increase in DRAD’s share count
•	Adjusted EBITDA to Net Debt ratio projected to stay constant at 1.1 – 1.3x

•	Free Cash Flow per share of $0.20 to $0.25 projected to increase to $0.43 to $0.66, representing a 115% to 164% increase
•	Dividend coverage ratio (defined as Free Cash Flow divided by Dividend) of 91% to 114% projected to increase to 195% to 300%
•	2019 annualized year-end runrate: Revenue projected to be between $145 and $155 million and Adjusted EBITDA projected to be between $16 and $20 million versus $8.5 and $9.5 million in 2018 for Digirad stand- alone

*See statement below regarding Forward-Looking Statements & Use of Non-GAAP Measures

Conference Call Information

A conference call is scheduled for 11:00 a.m. EDT on September 10, 2018 to discuss the transaction. The call may be accessed by dialing 1-877-407-9039 (international callers: +1-201-689-8470) five minutes prior to the scheduled start time and referencing Digirad. A simultaneous webcast of the call may be accessed online from the Events & Presentations link on the Investor Relations page at http://drad.client.shareholder.com; an archived replay of the webcast will be available within 15 minutes of the end of the conference call.

About David Noble

Prior to being named Chief Operating Officer of Digirad, Mr. Noble served as Managing Member of Noble Point LLC, a business and financial advisory firm. He engaged in M&A idea generation, as well as advised medical practices around operations, growth opportunities, and financing. He has more than 20 years of experience in investment banking and most recently was Head of Equity Capital Markets (ECM) for the Americas at HSBC, where he established the Latin American franchise and grew regional revenues to account for a significant portion of their global ECM business. Beyond his direct P&L responsibility, he managed all aspects of the ECM business, which involved strategy, forecasting and budgeting, finance, legal and compliance, regulatory, HR, and IT. Mr. Noble earned an MBA in Finance from MIT and a BA from Yale University.

About Digirad

Digirad designs, manufactures, and distributes diagnostic medical imaging products. Digirad operates in 3 segments: Diagnostic Services, Mobile Healthcare, and Diagnostic Imaging. The Diagnostic Services segment offers imaging and monitoring services to healthcare providers as an alternative to purchasing the equipment or outsourcing the job. The Mobile Healthcare segment provides contract diagnostic imaging, including computerized tomography ("CT"), magnetic resonance imaging ("MRI"), positron emission tomography ("PET"), PET/CT, and nuclear medicine and healthcare expertise through a convenient mobile service. The Diagnostic Imaging segment develops, sells, and maintains solid-state gamma cameras.

About ATRM Holdings

ATRM manufactures modular housing units for commercial and residential applications. ATRM operates in two segments: (i) modular building manufacturing and (ii) structural wall panel and wood foundation manufacturing, including building supply retail operations. The modular building manufacturing segment is operated by KBS Builders, and the structural wall panel and wood foundation manufacturing segment is operated by EdgeBuilder. Both KBS Builders and EdgeBuilder are wholly-owned subsidiaries of ATRM. ATRM’s two segments have a combined current backlog of approximately $9 million.

Forward-Looking Statements & Use of Non-GAAP Measures

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this press release that are not statements of historical fact are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward- looking Statements include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to acquisitions and related integration, development of commercially viable products, novel technologies, and modern applicable services, (ii) projections of income (including income/loss), EBITDA, earnings (including earnings/loss) per share, free cash flow (FCF), capital expenditures, cost reductions, capital structure or other financial items, (iii) the future financial performance of Digirad (referred to herein as the “Company”) or acquisition targets and (iv) the assumptions underlying or relating to any statement described above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described above as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company's inability to obtain adequate financing, the length of time associated with servicing customers, accounts receivable turnover, insufficient cash flows and resulting illiquidity, the Company's inability to expand the Company's business, government regulation, the underlying condition of the technology support industry, the lack of product diversification, existing or increased competition, stock volatility and illiquidity, the Company's failure to implement the Company's business plans or strategies, changes in macro or industry specific business conditions, failure to keep pace with evolving technologies and difficulties integrating technologies, unfavorable changes in reimbursement practices, negative economic outlooks, the Company’s inability to consummate successful acquisitions and execute related integration, the Company’s ability to execute on its business strategy (including any cost reduction plans), the Company’s failure to realize expected benefits of restructuring and cost-cutting actions, the Company’s ability to preserve and monetize its net operating losses, the continued demand for and market acceptance of its services. For a detailed discussion of cautionary statements and risks that may affect the Company’s future results of operations and financial results, please refer to the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the risk factors in the Company’s most recent Annual Report on Form 10-K. This press release reflects management’s views as of the date presented.

All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

The information provided herein includes certain non-GAAP financial measures. These non-GAAP financial measures are intended to supplement the GAAP financial information by providing additional insight regarding results of operations of the Company. The non-GAAP adjusted EBITDA financial measures used by the Company are intended to provide an enhanced understanding of our underlying operational measures to manage the Company’s business, to evaluate performance compared to prior periods and the marketplace, and to establish operational goals. Certain items are excluded from these non-GAAP financial measures to provide additional comparability measures from period to period. These non-GAAP financial measures will not be defined in the same manner by all companies and may not be comparable to other companies.

Specifically, this press release presents the non-GAAP financial measures “Adjusted EBITDA” (defined as “earnings before interest, taxes, depreciation, and amortization, and adjusted for stock-based compensation”) and “Free Cash Flow.” The most directly comparable measures for these non-GAAP financial measures are net income and diluted net income per share. All figures based on DRAD guidance for 2018 and projected annualized runrate by year-end 2019 for HoldCo.

For more information contact:
Jeffrey E. Eberwein
Chairman of the Board of Directors
203-489-9501
ir@digirad.com